Exhibit 10.3

Execution Version

Type:	Performance-Based Option
Name:
Number of Shares of Class A Common Stock subject to Option:
Price Per Share:	$
Date of Grant:	,

BRIGHT HORIZONS SOLUTIONS CORP.

2008 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS STOCK OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT (AS DEFINED IN THE BRIGHT HORIZONS SOLUTIONS CORP. 2008 EQUITY INCENTIVE PLAN)

BRIGHT HORIZONS SOLUTIONS CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

NON-STATUTORY PERFORMANCE-BASED STOCK OPTION AGREEMENT

This agreement (the “Agreement”) evidences a stock option granted by Bright Horizons Solutions Corp. (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the Bright Horizons Solutions Corp. 2008 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.

1. Grant of Stock Option. The Company grants to the Optionee on [                    ], 2011 (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan (including, without limitation, the exercise provisions in Section 6(b)(3) of the Plan), the number of shares of Class A Common Stock of the Company set forth above (the “Shares”) with an exercise price as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Plan. The following terms shall have the following meanings:

(a)	“Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation shall be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(b)	“IPO” means the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in such shares being traded on a liquid trading market

(c)	“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

3. Vesting; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment.

(a)	Generally. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, relinquished or expired, the Stock Option shall vest in accordance with the terms of Schedule A.

(b)	Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Option Holder (subject to any restrictions provided under the Plan and the Stockholders Agreement). Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, or (ii) by such other means, if any, as may be acceptable to the Administrator. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option. The latest date on which the Stock Option or any portion thereof may be exercised shall be the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and if not exercised by such date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)	Treatment of the Stock Option Upon Cessation of Employment. If the Optionee’s Employment ceases, the Stock Option to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option will be treated as follows:

(i) Subject to clauses (ii), (iii), (iv), and (v) below, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain exercisable until the earlier of (A) the 30th day following the date of such cessation of Employment, or (B) the Final Exercise Date, and will thereupon immediately terminate.

(ii) The Stock Option, to the extent vested immediately prior to Optionee’s death, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or (B) the Final Exercise Date, and will thereupon immediately terminate.

(iii) The Stock Option, to the extent vested immediately prior to termination of Optionee’s Employment as a result of Disability, will remain exercisable until the earlier of (A) the 180th day following the termination due to Disability, or (B) the Final Exercise Date, and will thereupon immediately terminate.

(iv) The Stock Option, to the extent vested immediately prior to termination of Optionee’s Employment as a result of Retirement, will remain exercisable until the earlier of (A) the 90th day following Retirement, or (B) the Final Exercise Date, and will thereupon immediately terminate.

(v) In the event of the cessation of Optionee’s Employment in connection with an act or failure to act constituting Cause, the Stock Option will immediately terminate and be forfeited immediately prior to such cessation of Employment. In addition, in the event of the cessation of Optionee’s Employment for any reason and the breach by Optionee of any obligation to the Company with respect to competition, solicitation or confidentiality, the Stock Option will be treated as having terminated and been forfeited immediately prior to such cessation of Employment.

4. Share Restrictions, etc. Not later than upon the execution of this Agreement and effective as of the date hereof, the Optionee has executed and become a party to the Stockholders Agreement. The Optionee’s rights hereunder (including with respect to shares received upon exercise) are subject to the restrictions and other provisions contained in the Stockholders Agreement.

5. Legends, etc. Shares issued upon exercise of the Stock Option or otherwise delivered in satisfaction of the Stock Option shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.

6. Transfer of Stock Option. The Stock Option may not be transferred except as permitted under Section 6(a)(3) of the Plan.

7. Withholding. The exercise of the Stock Option may give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld.

8. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of shares upon exercise of the Stock Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

9. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Stock Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and to be subject to the terms of the Plan.

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Executed as of the      day of                     ,         .

Company	BRIGHT HORIZONS SOLUTIONS CORP.

By:
Name:
Title:

Optionee
Name:

Address:

[Signature Page to Management Non-Statutory Performance-Based Option Agreement]